                         NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO
                                SEACOR SMIT INC.
                          7.20% SENIOR NOTES DUE 2009

    This form or a form substantially similar hereto must be used by a holder of 7.20% Senior Notes Due 2009 (the "Existing Notes") of SEACOR SMIT Inc., a
Delaware corporation ("SEACOR"), that wishes to tender Existing Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The
Exchange Offer--Guaranteed Delivery Procedures" of the Prospectus dated
                (the "Prospectus") and in Instruction 1 to the accompanying
Letter of Transmittal. Any holder that wishes to tender Existing Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meaning ascribed to them in the Prospectus or the Letter of Transmittal.

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
                         TO: First Trust National Association, Exchange Agent

                     BY MAIL:                                         BY FACSIMILE:
         First Trust National Association                             (612) 244-1532
              180 East Fifth Street                          (For Eligible Institutions Only)
            St. Paul, Minnesota 55101
           Attention: Therese Linscheid
               Specialized Finance

 BY OVERNIGHT COURIER OR BY
            HAND
        TO 4:30 P.M.:                            BY HAND AFTER 4:30 P.M.:
    First Trust National           First Trust National           First Trust New York
         Association                    Association                  100 Wall Street
    180 East Fifth Street          180 East Fifth Street               20th Floor
 4th Floor--Bond Drop Window    4th Floor--Bond Drop Window     New York, New York 10005
  St. Paul, Minnesota 55101      St. Paul, Minnesota 55101
Attention: Therese Linscheid   Attention: Therese Linscheid
     Specialized Finance            Specialized Finance

                                   FOR INFORMATION CALL:
                                      (612) 244-1234

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    Please read the accompanying instructions carefully.

Ladies and Gentlemen:

    The undersigned hereby tenders to SEACOR, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Existing Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal. The undersigned hereby tenders the Existing Notes listed below:

  CERTIFICATE NUMBER(S) (IF
          KNOWN) OF
      EXISTING NOTES OR         AGGREGATE PRINCIPAL AMOUNT         AGGREGATE PRINCIPAL
    ACCOUNT NUMBER AT THE      OF EXISTING NOTES REPRESENTED    AMOUNT OF EXISTING NOTES
     BOOK-ENTRY FACILITY              BY CERTIFICATE                    TENDERED

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                   SIGN HERE

Name of Registered or Acting Holder: ___________________________________________

Signature(s): __________________________________________________________________

Name(s) (PLEASE PRINT): ________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

Telephone Number: ______________________________________________________________

Date: __________________________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Existing Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfers of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility described in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering" and in the Letter of Transmittal) and any other required documents, within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

                                   SIGN HERE

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Name (PLEASE PRINT): ___________________________________________________________

________________________________________________________________________________

Telephone Number: ______________________________________________________________

Date: __________________________________________________________________________

    DO NOT SEND NOTES WITH THIS FORM. ACTUAL SURRENDER OF NOTES MUST BE MADE
   (A) PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL OR (B) IN ACCORDANCE WITH THE AUTOMATED TENDER OFFER PROGRAM OF
                           DEPOSITORY TRUST COMPANY.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

    1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

    2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) written on the face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of the Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

    If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Notes or a participant of the book-entry transfer facility whose name appears on the Existing Notes or is shown on the book-entry transfer facility's security position listing, as applicable, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Existing Notes or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

    If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

    3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

                                       3